UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

(Exact Name of Registrant as Specified in Charter)

OHIO	001-11302	34-6542451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events

On June 28, 2017, the Federal Reserve announced that it did not object to KeyCorp’s capital plan submitted as part of the Federal Reserve’s 2017 Comprehensive Capital Analysis and Review. The capital plan, which occurs over a four-quarter time period, includes a common share repurchase program of up to $800 million. Share repurchases under the capital plan have been authorized by KeyCorp’s Board of Directors and include repurchases to offset issuances of common shares under Key’s employee compensation plans.

In the fourth quarter of 2017, the Board of Directors will consider a potential increase in KeyCorp’s quarterly common share dividend, from $0.095 per share up to $0.105 per share. An additional potential increase in the quarterly common share dividend, up to $.120 per share, will be considered by the Board of Directors for the second quarter of 2018.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits

Exhibit Number	Description
99.1	KeyCorp Press Release, dated June 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
Date: June 28, 2017
/s/ Donald R. Kimble
	By:	Donald R. Kimble
Chief Financial Officer